                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY


                                  $175,000,000

                                KCS ENERGY, INC.

                            7 1/8% SENIOR NOTES DUE 2012


                               PURCHASE AGREEMENT

                                                                  March 25, 2004

CREDIT SUISSE FIRST BOSTON LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
JEFFERIES & COMPANY, INC.
HARRIS NESBITT CORP.
BANC ONE CAPITAL MARKETS, INC.
BNP PARIBAS SECURITIES CORP.
c/o:     Credit Suisse First Boston LLC
         Eleven Madison Avenue
         New York, New York 10010-3629

Dear Sirs:

         1. Introductory. KCS Energy, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "PURCHASERS") U.S.$175,000,000 aggregate principal amount of its 7 1/8% Senior Notes due 2012 (the "OFFERED SECURITIES") to be issued under an indenture, dated as of April 1, 2004 (the "INDENTURE"), among the Company, KCS Resources, Inc., a Delaware corporation, Medallion California Properties Company, a Texas corporation, KCS Energy Services, Inc., a Delaware corporation, and Proliq, Inc., a New Jersey corporation (collectively, the "GUARANTORS") and U.S. Bank National Association, as Trustee.

         The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the Closing Date (as defined below), among the Company, the Guarantors and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company agrees to file a registration statement with the Securities Exchange Commission (the "COMMISSION") registering the resale of the Offered Securities under the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

         The Company and the Guarantors hereby agree with the several Purchasers as follows:

         2. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, the several Purchasers that:

                  (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular and offering circular (the "OFFERING CIRCULAR"), as supplemented as of the date of this Agreement, together with any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "OFFERING DOCUMENT." On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston LLC ("CSFB") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "EXCHANGE ACT REPORTS") that have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (b) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease and operate its properties and conduct its business as described in the Offering Document and to enter into and perform its obligations under this Agreement; the Company is duly qualified to transact business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT"); and, to the Company's knowledge, no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail, such power and authority or qualification; and the Company does not own, lease or license any asset or property or conduct any material business outside of the United States.

                  (c) The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company (the "SUBSIDIARIES").

                  (d) Each Subsidiary has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own and lease and operate its properties and conduct its business as described in the Offering Document and to enter into and perform its obligations under this Agreement; each Subsidiary is duly qualified to transact business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects, except for liens resulting from the Company's credit facility and pledges under such credit facility.

                  (e) Except for the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company or any Subsidiary and any person granting such person the right to require the Company or such Subsidiary to file a registration statement under the Securities Act with respect to any securities of the Company or such Subsidiary or to require the Company or such Subsidiary to include such securities with the Offered Securities and Subsidiary Guarantees registered pursuant to any registration statement.

                  (f) The Indenture has been duly authorized by all necessary corporate action; the Offered Securities have been duly authorized by all necessary corporate action; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined in Section 3), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (g) On the Closing Date, the Indenture will conform in all material respects to the requirements of the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (h) On the Closing Date, the Exchange Securities (as defined in the Registration Rights Agreement) will have been duly authorized by the Company and the Guarantors; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Registration Rights Agreement and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (i) The Subsidiary Guarantee (as defined in the Indenture) to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Offering Document; and when the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Registration Rights Agreement and the Indenture, the Subsidiary Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (j) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment, other than the fees and compensation to be paid to the Purchasers in accordance with this Agreement.

                  (k) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors; when the Registration Rights Agreement has been duly executed and delivered by the Company and the Guarantors and duly authorized, executed and delivered by the Purchasers, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and on the Closing Date, the Registration Rights Agreement will conform in all material respects as to legal matters to the description thereof in the Offering Circular.

                  (l) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company except for (i) such consents as may be required under applicable state securities laws in connection with the purchase and resale of the Notes by the Purchasers and (ii) such consents, with respect to the Exchange Securities (including the related Guarantee), as may be required under applicable state securities laws and the Securities Act, including the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective.

                  (m) Neither the Company nor any of the Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound (collectively, "AGREEMENTS AND INSTRUMENTS"), except for such defaults that would not result in a Material Adverse Effect; the execution, delivery and performance by the Company of its obligations under the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments, nor will such action result in any violation of (i) the provisions of the charter or by-laws of the Company or any of the Subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their assets, properties or operations, which violations, in the case of clause (ii), would, individually or in the aggregate, either have a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated herein; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

         As used herein, "REPAYMENT EVENT" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

                  (n) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

                  (o) The Company and the Subsidiaries have good and indefeasible title to all of their interests in oil and gas properties (other than interests earned under farm-out, participation or similar agreements in which an assignment or transfer is pending) and all other real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Offering Document, (ii) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, or (iii) do not, individually or in the aggregate, materially affect the value of the affected property and do not interfere with the use made and proposed to be made of such property by the Company or the Subsidiaries, as the case may be; all of the leases and subleases of real property that are material to the business of the Company or any of the Subsidiaries and under which the Company or any of the Subsidiaries holds properties described in the Offering Document, are in full force and effect, and neither the Company nor any of the Subsidiaries has received notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of such leases or subleases, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (p) The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business in the manner described in the Offering Document, subject to such qualifications as may be set forth in the Offering Document and except for such Governmental Licenses which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, subject to such qualifications as may be set forth in the Offering Document and except for such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, subject to such qualifications as may be set forth in the Offering Document and except for such Governmental Licenses which, if not valid and in full force and effect, would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

                  (q) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to result in a Material Adverse Effect.

                  (r) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how (including unpatented and/or unpatentable proprietary or confidential information, systems or procedures), patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

                  (s) (i) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"); (ii) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements;
         (iii) to the knowledge of the Company, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries; and (iv) there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws, except in the case of clauses (i), (ii), (iii) or (iv) where such violation, failure to receive required permits, authorizations and approvals or failure to comply with the requirements of such permits, authorizations and approvals, action or liabilities related to Hazardous Materials or any Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect.

                  (t) As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company and the Subsidiaries have been properly and timely paid (other than amounts held in routine suspense accounts pending payments), and no material amount of proceeds from the sale or production attributable to the oil and gas properties of the Company and the Subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, individually or in the aggregate, have a Material Adverse Effect on the Company or any of the Subsidiaries, and
         (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company or the Subsidiaries in their oil and gas properties, except where such claims could not, individually or in the aggregate, have a Material Adverse Effect on the Company or any of the Subsidiaries.

                  (u) There are no pending actions, suits or proceedings against or affecting the Company, any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of the Subsidiaries, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the ability of the Company or any Guarantor to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated; and the aggregate of all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or of which any of their respective properties or assets is the subject that are not described in the Offering Document, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (v) The financial statements included in the Offering Document, together with the related schedules and notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved.

                  (w) Since the date of the latest audited financial statements included in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, results of operations or business prospects of the Company and the Subsidiaries taken as a whole; the Company and the Subsidiaries have not incurred any liability or obligations, direct or contingent, nor entered into any transaction, other than those in the ordinary course of business, which are material with respect to the Company or the Subsidiaries; there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; and there has not been any material adverse change in the capital stock, short-term debt or long term debt of the Company or any of the Subsidiaries.

                  (x) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

                  (y) Neither the Company nor any of the Guarantors is an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under
         Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and the Company and each of the Guarantors are not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

                  (z) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  (aa) Neither the Company nor any of the Subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that could reasonably be expected to cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                  (bb) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

                  (cc) No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Purchasers, as to whom the Company and the Guarantors make no representation or warranty) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (dd) The sale of the Offered Securities pursuant to Regulation S under the Securities Act ("REGULATION S") is not part of a plan or scheme to evade the registration provisions of the Securities Act.

                  (ee) No registration under the Securities Act of the Offered Securities or the Subsidiary Guarantees is required for the sale of the Offered Securities and the Subsidiary Guarantees to the Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Purchaser's representations set forth in Section 4 hereof.

                  (ff) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

                  (gg) Ernst & Young LLP, which is reporting on certain of the audited financial statements of the Company included in the Offering Document, are independent public accountants within the meaning of the Securities Act; and Arthur Andersen LLP, who certified certain of the financial statements included in the Offering Document, were at the time of the certification of such reports independent public accountants as required by the Securities Act.

                  (hh) There are no contracts or documents that are required to be described in the Offering Document or the documents incorporated by reference therein or to be filed as exhibits thereto that have not been so described and filed as required.

                  (ii) The statistical and market-related data included or incorporated by reference in the Offering Document are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

                  (jj) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed (or extensions with respect to such tax returns have been obtained); all taxes shown by such filed tax returns or otherwise assessed, that are due and payable, have been paid, except those which are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles; the Company has not received any notice from the Internal Revenue Service that it intends to audit the Company's federal income tax returns for any year during the three year period ended December 31, 2003 and no audit proceeding by the Internal Revenue Service has been conducted during such period; the Company and the Subsidiaries have filed all other tax returns (or obtained extensions with respect to such tax returns) that are required to have been filed by them pursuant to applicable foreign, state, local or other law, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except those which are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles; and the charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate in all material respects to meet any assessments or reassessments for additional income tax for any years not finally determined.

                  (kk) The Company and the Subsidiaries carry or are covered by insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies similar to the Company engaged in the same or similar business, and all such insurance is in full force and effect.

                  (ll) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the Exchange Act to be described in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, which is not so described or is not described as required.

                  (mm) The written engineering report audited by Netherland, Sewell & Associates, Inc., an oil and gas engineering consulting firm ("NSAI"), dated February 19, 2004, setting forth the proved reserves attributed to the oil and gas properties of the Company and the Subsidiaries accurately reflect in all material respects the ownership interests of the Company and the Subsidiaries in the properties therein as of December 31, 2003, except as otherwise disclosed in the Offering Document; the information furnished by the Company to NSAI for purposes of conducting its audit, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices, as indicated in the letter of NSAI dated February 13, 2004; and NSAI is independent with respect to the Company.

                  (nn) The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "SARBANES-OXLEY ACT") or any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Company maintains "disclosure controls and procedures" (as defined in Rule 13a-15(e) under the Exchange Act), and such controls and procedures are designed (i) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms and (ii) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure; the Company does not have any material weaknesses in internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act), and there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act); and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97.75% of the principal amount thereof plus accrued interest from April 1, 2004 to the Closing Date (as defined below), the respective principal amounts of the Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

         The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the "REGULATION S SECURITIES") in the form of one or more permanent global Securities in registered form without interest coupons (the "REGULATION S GLOBAL SECURITIES"), which will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A SECURITIES") in the form of one or more permanent global securities in definitive form without interest coupons (the "RESTRICTED GLOBAL SECURITIES") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document.

         Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Company at the office of Vinson & Elkins L.L.P. at 9:00 A.M. (New York time), on April 1, 2004, or at such other time not later than five full business days thereafter as CSFB and the Company determine, such time being herein referred to as the "CLOSING DATE," against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Vinson & Elkins L.L.P. at least 24 hours prior to the Closing Date.

         4. Representations by Purchasers; Resale by Purchasers.

                  (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("RULE 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                      "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or
                      (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         Terms used in this subsection (b) have the meanings given to them by Regulation S.

                  (c) Each Purchaser severally agrees that it and each of its affiliates have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers with the prior written consent of the Company.

                  (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                  (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
         (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or any of the Guarantors; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

         5. Certain Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, agree with the several Purchasers that:

                  (a) The Company will advise CSFB promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFB's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Company promptly will notify CSFB of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFB's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (b) The Company will furnish to CSFB copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFB and, upon request, to each of the other Purchasers, and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

                  (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

                  (d) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFB, each of the other Purchasers and any holder of the Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

                  (e) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

                  (f) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  (g) The Company and the Guarantors, jointly and severally, will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The Portal(SM) Market and any expenses incidental thereto;
         (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFB designates and the printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vii) expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company and the Guarantors on the one hand and the Purchasers on the other will each pay half of the travel expenses and any other expenses of the Purchasers and the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

                  (h) In connection with the offering, until CSFB has notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                  (i) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchasers, none of the Company nor any of the Guarantors will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act (other than the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement)) relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company or any Guarantor and having a maturity of more than one year from the date of issue; provided that this provision shall not prohibit the issuance of the Exchange Securities. Neither the Company nor any Guarantor will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

                  (j) The Company will use its reasonable best efforts to cause the Offered Securities to be eligible for The Portal(SM) Market.

                  (k) The Second Amendment to the Second Amended and Restated Credit Agreement shall be in full force and effect.

         6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and each of the Guarantors herein, to the accuracy of the statements of officers of the Company and each of the Guarantors made pursuant to the provisions hereof, to the performance by the Company and each of the Guarantors of their respective obligations hereunder and to the following additional conditions precedent:

                  (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("RULES AND REGULATIONS") and to the effect that:

                           (i) in their opinion, the financial statements
                  examined by them and included in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                           (ii) on the basis of a reading of the latest
                  available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Offering Document; or

                                    (B) for the period from the closing date of
                           the latest income statement included or incorporated by reference in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Offering Document, in consolidated net sales, net operating income, consolidated net income or in the ratio of earnings to fixed charges;

                           except in all cases set forth in clauses A and B above for changes, increases or decreases which the Offering Document disclose have occurred or may occur or which are described in such letter; and

                                    (iii) they have compared specified dollar
                           amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and the Subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                           (b) Subsequent to the execution and delivery of this
                  Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers, including CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers, including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities;
                  (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers, including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

                           (c) The Purchasers shall have received an opinion,
                  dated the Closing Date, of Andrews Kurth LLP, counsel for the Company, that:

                                    (i) The Company is validly existing as a
                           corporation in good standing under the laws of the State of Delaware.

                                    (ii) The Company has the corporate power and
                           authority to own or lease and operate its properties and to conduct its business, in each case as described in the Offering Circular.

                                    (iii) Each of KCS Resources, Inc., Medallion
                           California Properties Company and KCS Energy
                           Services, Inc. is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own or lease and operate its properties and to conduct its business in each case as described in the Offering Circular; and all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued and is owned of record and, to such counsel's knowledge, beneficially by the Company, directly or through subsidiaries.

                                    (iv) Each of this Agreement, the Indenture
                           and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company, KCS Resources, Inc., Medallion California Properties Company and KCS Energy Services, Inc.; and, to the extent such matters are governed by the Applicable Laws (as defined in such counsel's opinion) of the State of New York, each of this Agreement, the Indenture and the Registration Rights Agreement has been duly executed and delivered by Proliq, Inc.

                                    (v) The issuance and sale of the Offered
                           Securities has been duly authorized by the Company; the Subsidiary Guarantee to be endorsed on the Offered Securities has been duly authorized, executed and delivered on behalf of each of KCS Resources, Inc., Medallion California Properties Company and KCS Energy Services, Inc.; to the extent such matters are governed by the Applicable Laws of the State of New York, the Subsidiary Guarantee has been duly executed and delivered on behalf of Proliq, Inc.; the Exchange Securities have been duly authorized by the Company; and the Subsidiary Guarantee to be endorsed on the Exchange Securities (the "EXCHANGE NOTES GUARANTEE") has been duly authorized by each of KCS Resources, Inc., Medallion California Properties Company and KCS Energy Services, Inc.

                                    (vi) Under the Applicable Laws of the State
                           of New York, the Indenture constitutes a valid and legally binding obligation of the Company and the Guarantors, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                    (vii) The Indenture conforms in all material
                           respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                                    (viii) Under the Applicable Laws of the
                           State of New York, the Registration Rights Agreement constitutes a valid and legally binding obligation of the Company and the Guarantors, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                    (ix) Under the Applicable Laws of the State
                           of New York, when validly issued by the Company and authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Purchasers in accordance with this Agreement, the Offered Securities will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and, under the Applicable Laws of the State of New York, when the Offered Securities have been validly issued by the Company and authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Purchasers in accordance with this Agreement and when the Subsidiary Guarantee has been duly executed and delivered by the Guarantors, the Subsidiary Guarantee will constitute a valid and binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                    (x) Under the Applicable Laws of the State
                           of New York, when validly issued by the Company and authenticated by the Trustee in the manner provided in the Indenture and delivered in exchange for the Offered Securities pursuant to the exchange offer contemplated by the Registration Rights Agreement, the Exchange Securities will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and, under the Applicable Laws of the State of New York, when the Exchange Securities have been validly issued by the Company and authenticated by the Trustee in the manner provided in the Indenture and delivered in exchange for the Offered Securities pursuant to the exchange offer contemplated by the Registration Rights Agreement and when the Exchange Notes Guarantee has been duly executed and delivered by the Guarantors, the Exchange Notes Guarantee will constitute a valid and binding obligation of each of the

                           Guarantors, enforceable against each of the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                    (xi) To such counsel's knowledge, neither
                           the Company nor KCS Resources, Inc., Medallion California Properties Company or KCS Energy Services, Inc. is in violation of its charter or by-laws.

                                    (xii) None of (i) the execution and delivery
                           on behalf of, or the incurrence or performance by the Company, KCS Resources, Inc., Medallion California Properties Company or KCS Energy Services, Inc. of their respective obligations under, each of the Transaction Agreements (as defined in such counsel's opinion), each in accordance with its terms, (ii) the offering, issuance, sale and delivery of the Offered Securities pursuant to this Agreement, (iii) the issuance of the Offered Notes Guarantee, (iv) the offering, issuance, exchange and delivery of the Exchange Securities pursuant to the exchange offer contemplated by the Registration Rights Agreement in the manner therein contemplated or (v) the issuance of the Exchange Notes Guarantee at such time as the Exchange Securities are issued pursuant to the exchange offer contemplated by the Registration Rights Agreement in the manner therein contemplated
                           (A) constituted, constitutes or will constitute a violation of the organizational documents of the Company, KCS Resources, Inc., Medallion California Properties Company or KCS Energy Services, Inc., (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement (as defined in such counsel's opinion), (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Company or any Subsidiary pursuant to any Applicable Agreement, or (D) resulted, results or will result in any violation of
                           (i) the Applicable Laws of the State of Texas, (ii) the Applicable Laws of the State of New York, (iii) the Applicable Laws of the United States of America,
                           (iv) Regulations T, U and X of the Federal Reserve Board, (v) the General Corporation Law of the State of Delaware, or (vi) the Texas Business Corporation Act. Such counsel need not express any opinion, however, as to whether the execution, delivery or performance by the Company or the Guarantors of the Transaction Agreements will constitute a breach or violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operations of the Company or the Guarantors. Such counsel calls to your attention that certain of the Applicable Agreements are governed by laws other than those as to which such counsel expresses an opinion; such counsel expresses no opinion as to the effect of such other laws on the opinions herein stated.

                                    (xiii) The statements in the Offering
                           Circular under the captions "Description of the Notes" and "Material U.S. Federal Income Tax Considerations," insofar as they constitute descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

                                    (xiv) No Governmental Approval (as defined
                           in such counsel's opinion), which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution and delivery by the Company or the Subsidiaries of each of the Transaction Agreements, or the incurrence or performance of their respective obligations thereunder, or the enforceability of any of such Transaction Agreements against the Company or the Guarantors on the date hereof, except such as may be required under state securities laws and except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective and qualification under the Trust Indenture Act of 1939, as amended, in each case as to which and to the extent we express our opinion in clause (xv) below.

                                    (xv) Assuming (i) the accuracy of the
                           representations and warranties of the Company set forth in paragraphs (z), (cc), (dd) and (ff) of
                           Section 2 of this Agreement, (ii) the due performance by the Company and the Purchasers of the covenants and agreements set forth in this Agreement, (iii) the compliance by the Purchasers with the offering and transfer procedures and the restrictions described in the Offering Circular, (iv) the accuracy of the representations and warranties of the Purchasers set forth in Section 4 of this Agreement, and (v) the accuracy of the representations and warranties made or deemed to be made in accordance with the section in the Offering Circular captioned "'Transfer Restrictions",
                           (A) the offer, issue, sale and delivery of the Offered Securities, as guaranteed by the Guarantors, to the Purchasers and the initial resale of the Offered Securities, as guaranteed by the Guarantors, by the Purchasers, each in the manner contemplated by this Agreement and the Offering Circular, do not require registration under the Securities Act, and
                           (B) prior to the consummation of the exchange offer or the effectiveness of the Shelf Registration Statement, such offer, issue, sale and delivery of the Offered Securities and such initial resale of the Offered Securities do not require qualification of the Indenture under the Trust Indenture Act of 1939, as amended; provided, however, that we express no opinion as to any subsequent resale of any Initial Note or any Exchange Note.

                                    (xvi) The Company is not and, after giving
                           effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as such terms are defined in the Investment Company Act.

                           In addition, such counsel shall state they have
                  participated in conferences with officers and other representatives of the Company and the Guarantors and the independent public accountants for the Company and the Guarantors, our representatives and our counsel at which the contents of the Offering Circular and related matters were discussed and, although such counsel has not independently verified and are not passing upon, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular (except and to the extent set forth in clause (xiii) above), on the basis of the foregoing (relying with respect to factual matters to the extent such counsel deem appropriate upon statements by officers and other representatives of the Company and the Guarantors), no facts have come to such counsel's attention that have led such counsel to believe that the Offering Circular, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel shall express no statement or belief with respect to (a) the financial statements and related schedules included therein, including the notes and the auditor's report thereon, or excluded therefrom, and (b) other financial, accounting or oil and gas reserve data, in each case, included in the Offering Circular or excluded therefrom.

                           In rendering its opinion pursuant to this Section
                  6(c), such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

                           (d) The Purchasers shall have received from Vinson &
                  Elkins L.L.P., counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFB may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                           (e) The Purchasers shall have received a certificate,
                  dated the Closing Date, of the principal executive officer and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, state that the representations and warranties of the Company and each of the Guarantors in this Agreement are true and correct, that the Company and each of the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole except as set forth in the Offering Document or as described in such certificate.

                           (f) The Purchasers shall have received a letter,
                  dated the Closing Date, of Ernst & Young LLP that meets the requirements of subsection (a) of this Section 6, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

                           (g) The Purchasers shall have received a letter,
                  dated the Closing Date, of NSAI, in form and substance satisfactory to the Purchasers, with respect to the reserve information included in the Offering Circular.

                           (h) The Company and the Guarantors shall have
                  executed and delivered to the Purchasers the Registration Rights Agreement.

         The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFB may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

         7. Indemnification and Contribution.

                  (a) The Company and each of the Guarantors, jointly and severally, will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's or such Guarantor's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and each Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided, further, however, that the foregoing indemnity agreement with respect to losses, claims, damages or liabilities shall not inure to the benefit of any Purchaser (or any person controlling any Purchaser) with respect to any losses, claims, damages arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact in the preliminary offering circular or (ii) the omission or alleged omission to state in the preliminary offering circular a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if: (A) the Company furnished sufficient copies of the offering circular on a timely basis to permit delivery of the offering circular to all persons purchasing notes from the Purchasers in the initial resale of such notes (such persons "INITIAL RESALE PURCHASERS") at or prior to the written confirmation of the sale of the Offered Securities to such person; (B) the Initial Resale Purchaser asserting such losses, claims, damages or liabilities purchased Offered Securities in the initial resale from the Purchasers and a copy of the offering circular was not sent or given by or on behalf of such Purchaser to such Initial Resale Purchaser; and (C) the offering circular would have cured the defect giving rise to such losses, claims, damages or liabilities.

                  (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company and each Guarantor, their directors and officers and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or such Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the sixth paragraph and the tenth paragraph under the caption "Plan of Distribution"; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's or such Guarantor's failure to perform its obligations under Section 5(a) of this Agreement.

                  (c) Promptly after receipt by an indemnified party under this
         Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by the Purchasers from the Company and the Guarantors under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

                  (e) The obligations of the Company and the Guarantors under this Section 7 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section 7 shall be in addition to any liability which the several Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act.

         8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase the Offered Securities hereunder on the Closing Date and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company or any of the Guarantors, except as provided in Section 9. As used in this Agreement, the term "PURCHASER" includes any person substituted for a Purchaser under this Section 8. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities . If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company and each of the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or faxed and confirmed to the Purchasers c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group (Fax: 212-325-8016), or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 5555 San Felipe, Suite 1200, Houston, TX 77056, Attention: Secretary (Fax:
713-877-1372); provided, however, that any notice to a Purchaser pursuant to
Section 7 will be mailed, delivered or faxed and confirmed to such Purchaser.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of the Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

         12. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by CSFB will be binding upon all the Purchasers.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company and each Guarantor hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantors and the several Purchasers in accordance with its terms.

                                      Very truly yours,

                                      KCS ENERGY, INC.


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                      KCS RESOURCES, INC.


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                      MEDALLION CALIFORNIA PROPERTIES COMPANY


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                      KCS ENERGY SERVICES, INC.


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                      PROLIQ, INC.


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:



                    Signature Page to the Purchase Agreement

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.


CREDIT SUISSE FIRST BOSTON LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
JEFFERIES & COMPANY, INC.
HARRIS NESBITT CORP.
BANC ONE CAPITAL MARKETS, INC.
BNP PARIBAS SECURITIES CORP.

     Acting on behalf of themselves
     and as the Representatives of
     the several Purchasers

By:  CREDIT SUISSE FIRST BOSTON LLC



     By:
         --------------------------------
         Name:
         Title:



                    Signature Page to the Purchase Agreement

                                   SCHEDULE A



                                                                                 PRINCIPAL AMOUNT OF
PURCHASERS                                                                       OFFERED SECURITIES
----------                                                                      --------------------
Credit Suisse First Boston LLC.........................................                 $ 78,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.....................                   26,250,000
Jefferies & Company, Inc...............................................                   26,250,000
Harris Nesbitt Corp....................................................                   17,500,000
Banc One Capital Markets, Inc..........................................                   13,125,000
BNP Paribas Securities Corp............................................                   13,125,000
                                                                                       -------------
                          Total........................................                $ 175,000,000
                                                                                       =============




                                   Schedule A

                                   SCHEDULE B


KCS Resources Inc., a Delaware corporation
Medallion California Properties Company, a Texas corporation
KCS Energy Services, Inc., a Delaware corporation
Proliq, Inc., a New Jersey corporation


                                   Schedule B